Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on
Form S-3 (Registration No. 333-11109) and the related Prospectus of United Waste Systems, Inc., for the registration of up to $137,800,000 principal amount of 4 1/2% Convertible Subordinated Notes issued by the Company and the shares of the Company's common stock that may be issued upon conversion of such Notes, and to the incorporation by reference therein of our report dated February 20, 1996 with respect to the consolidated financial statements of United Waste Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, and of our report dated June 28, 1996 (except for Note 13 as to which the date is August 22, 1996) with respect to the supplemental consolidated financial statements of United Waste Systems, Inc. included in its Current Report on Form 8-K dated June 28, 1996, filed with the Securities and Exchange Commission.

                                   ERNST & YOUNG LLP


MetroPark, New Jersey
November 22, 1996